EXHIBIT 4.1


                                             1 Windhaven Court
CAPELOGIC INCORPORATED                       Monroe Twp, NJ 08831
----------------------

                                             Tel. 973-598-9860
                                             Fax. 973-387-0124
                                             www.capelogic.com


September 22, 2006


Advisor's Asset Management
A Division of Fixed Income Securities, L.P.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67228



     Re:                 Advisor's Disciplined Trust 101
                       CPI Linked Note Portfolio, Series 5
                       -----------------------------------

Gentlemen:


     We have examined the Registration Statement File No. 333-137226, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the evaluator for the ADT 101, CPI Linked Note Portfolio, Series 5. Subsequently, we hereby consent to the reference of Capelogic, Inc. as Trust evaluator.

     In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,


                                /s/ SALMAN AHMAD
                                ----------------------------------
                                Salman Ahmad
                                Treasurer







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